Exhibit 77(q)(1)(a)(3)

                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

                  ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:       The Charter of the Corporation is hereby amended
by renaming the classified shares of capital stock of the following series as follows:

Old Name                                     New Name
--------                                     --------
ING Salomon Brothers Fundamental Value       ING Davis Venture Value Portfolio - Initial Class
Portfolio - Initial Class.........................................................
ING Salomon Brothers Fundamental Value       ING Davis Venture Value Portfolio - Adviser Class
Portfolio - Adviser Class.........................................................
ING Salomon Brothers Fundamental Value       ING Davis Venture Value Portfolio - Service Class
Portfolio - Service Class.........................................................

            SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on July 21, 2005.

            THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

         The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on this 31st day of October, 2005.

WITNESS:                                                  ING PARTNERS, INC.


/s/ Theresa K. Kelety                                     /s/ Todd Modic
---------------------                                     --------------
Theresa K. Kelety                                         Todd Modic
Assistant Secretary                                       Senior Vice President